UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2009

Quixote Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08123	36-2675371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East Wacker Drive, Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (312) 467-6755

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     We amended our Credit Agreement with Bank of America on October 23, 2009. The amendment reduced the amount of our secured revolving credit facility to $5 million and extended the expiration date to January 31, 2010. The amendment added a minimum earnings covenant and a fixed charge ratio. We currently believe we will remain in compliance with the covenants through the term of the Agreement.

Item 2.02. Results of Operations and Financial Condition.

     On October 29, 2009, we issued a press release announcing our financial results for our first quarter ended September 30, 2009. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.

     In a conference call discussing the press release, management disclosed certain information which may be considered important to certain shareholders.

     For the first quarter of fiscal 2010, the Protect and Direct segment recorded operating profit of $3.1 million excluding severance costs of $296,000 and the Inform segment recorded operating profit of $521,000. However, these results are subject to adjustment prior to release of our September 30, 2009 Form 10-Q.

     In connection with the wind-down of our Protect & Direct facility in China, we recorded approximately $600,000 including $300,000 in selling and administrative expenses and $300,000 in cost of sales during the first quarter. We currently expect the remaining costs in connection with the wind-down to be minimal. The loss recorded by our China facility during fiscal 2009 was $1.1 million.

     A conference call discussing the press release was recorded and is available for replay through Thursday, November 5, 2009. To access the replay, please call (888) 286-8010 and enter passcode 10705016. The recorded web cast will also be available at "www.quixotecorp.com".

     This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks and uncertainties discussed in our Form 10-K Annual Report for the fiscal year ended June 30, 2009, under the caption "Forward-Looking Statements" in Management's Discussion and Analysis of Financial Condition and Results of Operations and the caption "Risk Factors" at Item 1A in Part II, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

The following Exhibits are included herein:

(d)	Exhibits

99 Press Release issued by Quixote Corporation, dated October 29, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quixote Corporation
Date: October 29, 2009	/s/ DANIEL P. GOREY Daniel P. Gorey Executive Vice President, Chief Financial Officer and Treasurer (Chief Financial & Accounting Officer)